                                                                     Exhibit 3.2


         El dia 14 de noviembre de 2000, a las 11:30 horas, se celebro una Asamblea General de Socios de Alestra, S de R.L. de C.V. (la "Sociedad"), en el domicilio de la Sociedad. La totalidad de los socios titulares del cien por ciento de las partes sociales de la Sociedad estuvieron presentes o representados, como sigue:

Socio                            Representado por               Parte Social     Serie      % Participacion
-----                            ----------------               ------------     -----      ---------------
Onexa, S.A. de C.V.          Carlos Jimenez Barrera                   1F           A              51%
R.F.C.ONE960328JG0                                                    2V           A              51%

AT&T Telecom Mexico, Inc.*   Carlos R. Valencia Barrera               1F           B              49%
                                                                      2V           B              49%

         El licenciado Carlos Jimenez Barrera presidio la asamblea y fungio como Secretario el del Consejo de Gerentes de la Sociedad, el licenciado Carlos R. Valencia Barrera.

         El Presidente y el Secretario, despues de examinar el libro de registro de socios y partes sociales de la Sociedad y las cartas poder o poderes exhibidos por los presentes, copia de los cuales obran en los expedientes de la Secretaria de la Sociedad, certificaron que se encontraba representada la totalidad del capital social de la Sociedad. En vista de lo anterior, el Presidente declaro legalmente instalada la asamblea y habilitada para actuar.

         Se trataron los siguientes asuntos, que fueron resueltos por unanimidad:

           I.- Emision de Partes Sociales Serie "N" y Reforma de Estatutos
               Sociales.

         El Presidente de la Asamblea comento a los presentes la conveniencia de reclasificar el 65% del capital social y, consecuentemente, de las partes sociales correspondientes a la Serie "A" y Serie "B", sin expresion de valor nominal, representativas del capital social de la Sociedad, a capital social neutro representado por partes sociales Serie "N" de voto limitado en terminos del articulo 113 de la Ley General de Sociedades Mercantiles. Para dichos efectos, la Sociedad ha obtenido las autorizaciones correspondientes de la Direccion General de Inversion Extranjera, mediante los oficios numeros 514.113.99.21547, 514.113.99.18293 y 514.113.96.19882 de fechas 5 de noviembre de 1999, 13 de octubre de 1999 y 6 de septiembre de 1996, respectivamente, una copia de los cuales se adjunta al apendice de la presente acta como Anexo 1. Con motivo de lo anterior, el Presidente solicito la adopcion de las resoluciones correspondientes, en el entendido que en caso de que sean aprobadas, los estatutos sociales de la Sociedad deberan ser reformados de conformidad con dichas resoluciones.

         Tras suficiente discusion, y en cumplimiento a lo pactado por los socios en el Convenio Modificatorio al Segundo Convenio Modificatorio de Coinversion ("Amendment to the Second Amended and Restated Joint Venture Agreement") de esta misma fecha, los socios de comun acuerdo aprobaron las siguientes:

                                  RESOLUCIONES

         PRIMERA: Se resuelve el reclasificar el 65% del capital social como capital social neutro tanto en la parte fija como en la parte variable del capital social, actualmente representado por partes sociales Series "A" y "B", ambas clasificadas como ordinarias y sin expresion de valor nominal, a efecto de que dicho 65% del capital social sea representado por partes sociales Serie "N", con voto limitado en terminos del articulo 113 de la Ley General de Sociedades Mercantiles.

         SEGUNDA: Como consecuencia de lo anterior, se resuelve que la estructura de capital social de la Sociedad, quede distribuida como a continuacion se menciona:



--------------------------------------------------------------------------------------------------
              ONEXA, S.A. DE C.V.                        AT&T TELECOM MEXICO INC.
--------------------------------------------------------------------------------------------------
SERIE        %             APORTACION           %            APORTACION                TOTAL
--------------------------------------------------------------------------------------------------
"A"        17.85%      $  958,792,097.20         --                              $  958,792,097.20
--------------------------------------------------------------------------------------------------
"B"           --                              17.15%      $921,192,407.11        $  921,192,407.11
--------------------------------------------------------------------------------------------------
"N"        33.15%      $1,780,613,894.78      31.85%      $1,710,785,898.91      $3,491,399,793.69
--------------------------------------------------------------------------------------------------
 TOTAL:    51.00%      $2,739,405,991.98      49.00%      $2,631,978,306.02      $5,371,384,298.00
--------------------------------------------------------------------------------------------------

         TERCERA: Con motivo de lo anterior, se resuelve el modificar la Clausula SEXTA de los Estatutos Sociales, para quedar como sigue:

         "Sexta. El capital es variable y estara dividido en las categorias, series y partes sociales siguientes:

         I.- El capital social estara representado por las siguientes clases:

         1.- Ordinaria: Con plenos derechos patrimoniales y plenos derechos de voto en todas las Asambleas de socios, conforme a lo fijado en estos estatutos, otorgandoles a sus tenedores un voto por cada 0.1% (cero punto uno por ciento) de participacion en la clase ordinaria del capital de la Sociedad; y

         2.- No ordinaria: con derechos patrimoniales y derechos de voto limitado en terminos del articulo 113 de la Ley General de Sociedades Mercantiles, otorgandoseles a sus tenedores, para dichos efectos, un voto por cada 0.1% (cero punto uno por ciento) de participacion en la clase no ordinaria del capital de la Sociedad. El capital no ordinario podra ser total o parcialmente "inversion neutra" en los terminos de las disposiciones legales y regulaciones aplicables en materia de inversiones extranjeras, siempre que la autorizacion a que se refiere la Ley de Inversiones Extranjeras sea previamente obtenida, en cuyo caso el capital no ordinario no debera ser computado para determinar el porcentaje de inversion extranjera en el capital de la Sociedad.

         II. Dentro de las clases, el capital estara representado por las siguientes series:

         1.- Serie "A", que representara en todo momento por lo menos el 51% (cincuenta y uno por ciento) de la parte ordinaria del capital social, con plenos derechos patrimoniales y plenos derechos de voto. El capital social Serie "A" solo podra ser suscrito y adquirido por inversionistas mexicanos en los terminos de las disposiciones legales y regulaciones aplicables en materia de inversiones extranjeras y telecomunicaciones, si los inversionistas reunen los requisitos que se establecen en estos estatutos. El capital de la Serie "A" estara representado por Partes Sociales "A". Las Partes Sociales "A" no podran incluir en ningun momento el capital no ordinario mencionado anteriormente en la Seccion I. inciso 2.

         2.- Serie "B", que representara en todo momento no mas del 49% (cuarenta y nueve por ciento) de la parte ordinaria del capital social, la cual cuenta con plenos derechos patrimoniales y plenos derechos de voto. El capital de la Serie "B" podra ser suscrito y adquirido libremente por inversionistas mexicanos y extranjeros en los terminos de las disposiciones legales y regulaciones aplicables en materia de inversiones extranjeras y telecomunicaciones, si dichos inversionistas reunen los requisitos que se establecen en estos estatutos. El capital de la Serie "B" estara representado por la Parte Social Serie "B". Las Partes Sociales "B" no podran incluir en ningun momento el capital no ordinario mencionado anteriormente en la Seccion I. inciso 2.

         3.- Serie "N", que podra representar hasta el 65% (sesenta y cinco por ciento) del total del capital social, y que otorgara a sus tenedores derechos patrimoniales y derechos de voto limitado en terminos del articulo 113 de la Ley General de Sociedades Mercantiles. El capital de la Serie "N" podra ser suscrito y adquirido libremente por inversionistas mexicanos y extranjeros en los terminos de las disposiciones legales y regulaciones aplicables en materia de inversiones extranjeras y telecomunicaciones si dichos inversionistas reunen los requisitos que se establecen en estos estatutos. Las partes sociales Serie "N" con derechos patrimoniales pero con derecho de voto limitado en terminos del articulo 113 de la Ley General de Sociedades Mercantiles, sera considerada como inversion neutra en los terminos de las leyes aplicables, en el entendido de que dichas partes sociales Serie "N" de voto limitado no seran computadas para determinar el porcentaje de inversion extranjera en el capital de la Sociedad o sus subsidiarias, en terminos de la Ley de Inversion Extranjera.

         III. 1. El capital estara dividido en tres o mas partes sociales nominativas, individuales, sin expresion de valor nominal, que pueden ser de diferente valor y solo se podran transferir en los casos y con los requisitos establecidos en estos estatutos.

         Las Partes Sociales pueden conceder derechos diversos a sus tenedores atendiendo a la categoria y a la serie a la que pertenezcan.

         a) Parte Social "A" que representara por lo menos el 51% (cincuenta y uno por ciento) del capital ordinario, integrada en su totalidad por capital ordinario Serie "A" con plenos derechos patrimoniales y plenos derechos de voto.
         b) Parte Social "B" que representara no mas del 49% (cuarenta y nueve por ciento) del capital ordinario, integrada en su totalidad por capital ordinario Serie "B" con plenos derechos patrimoniales y plenos derechos de voto.
         c) Parte Social "N" que podra representar hasta el 65% (sesenta y cinco por ciento) del capital social, integrada en su totalidad por capital no ordinario Serie "N" con plenos derechos patrimoniales y derechos de voto limitados de conformidad con el articulo 113 de la Ley General de Sociedades Mercantiles.

         Conforme a lo dispuesto por el articulo 113 de la Ley General de Sociedades Mercantiles, las partes sociales representativas del capital Serie "N" tendran derecho a votar en los siguientes casos:
         a)      Prorroga de la duracion de la Sociedad.
         b)      Disolucion anticipada de la Sociedad.
         c)      Cambio de objeto de la Sociedad.
         d)      Cambio de nacionalidad de la Sociedad.
         e)      Transformacion de la Sociedad.
         f)      Fusion con otra sociedad.

         2.- Onexa, S.A. de C.V. ("Onexa") es tenedora de la Parte Social "A" y de una Parte Social "N". Los accionistas directos del 100% (cien por ciento) del capital social de Onexa, son Alfa, S.A. de C.V. ("Alfa"), y Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero BBVA-Bancomer ("Bancomer"), que para efectos de estos estatutos seran las sociedades controladoras de Onexa.

         3.- AT&T Telecom Mexico Inc., ("AT&T Mexico") es tenedora de la Parte Social "B" y de una Parte Social "N". El accionista directo del 100% (cien por ciento) del capital social de AT&T Mexico, es AT&T Corp. ("AT&T"), que para efectos de estos estatutos sera la sociedad controladora de AT&T Mexico.

         IV.1. La parte variable del capital sera ilimitada. La parte minima fija del capital sin derecho a retiro es de $300,000.00 (trescientos mil pesos, moneda nacional), integramente suscritos y pagados, divididos como sigue:

         a) $53,550.00 (cincuenta y tres mil quinientos cincuenta pesos, moneda nacional), pertenecientes a la Serie "A";
         b) $51,450.00 (cincuenta y un mil cuatrocientos cincuenta pesos, moneda nacional), pertenecientes a la Serie "B"; y
         c) $195,000.00 (ciento noventa y cinco mil pesos, moneda nacional), pertenecientes a la Serie "N".

         2.- El derecho de separacion de que gozan los socios de la Sociedad para solicitar el retiro parcial o total de sus aportaciones en la parte variable del capital social, conforme a lo dispuesto por el articulo 220 de la Ley General de Sociedades Mercantiles, solo podra ejercitarse a partir del dia primero de enero de 2085. A partir de esa fecha, el procedimiento para que los socios puedan ejercer su derecho individual de retiro se sujetara a que el reembolso correspondiente se pague conforme al valor que resulte mas bajo de los dos siguientes ( de acuerdo al estado de posicion financiera correspondiente al cierre del ejercicio en que la separacion deba surtir sus efectos, previamente aprobado por la asamblea de socios):
                    (i) el ochenta y cinco por ciento (85%) del valor contable de las partes sociales; o bien,
                    (ii) el valor de las partes sociales computado a dos veces las correspondientes utilidades que arroje dicho ejercicio social.

         V. Cada Socio debera tener las Partes Sociales que para cada uno de ellos se indican en la Seccion III., incisos 2 y 3 de esta Clausula. Las Partes Sociales deberan ser individuales. Cada Parte Social sera nominativa y cada Socio debera tener solo una, a menos que (i) haya hecho aportaciones a diferentes series del capital, en cuyo caso cada aportacion a serie distinta sera una Parte Social individual, o (ii) el Socio haya solicitado a la Sociedad la division de una Parte Social en varias."

                  CUARTA: Con motivo de lo anterior, se aprueba modificar la Clausula Decima Tercera de los Estatutos Sociales, el primer parrafo de la Clausula Vigesima Primera de los Estatutos Sociales y anadir un ultimo parrafo a la Clausula Decima Sexta de los Estatutos Sociales, para quedar redactados como sigue:

         "Decima Tercera: La facultad de convocar a asambleas de socios compete:
         a) al Consejo de Gerentes, en cuyo caso bastara que la convocatoria sea firmada por el Secretario del Consejo, o por el Secretario Suplente;
         b)   a cualquier miembro del Consejo de Gerentes;
         c)   al Comisario;
         d) a socios que representen cuando menos el 26% (veintiseis por ciento) de la categoria ordinaria, ya sea Serie "A" o Serie "B", del capital social.

         La convocatoria para las asambleas debera hacerse mediante comunicacion escrita, firmada por quien la haga, dirigida a cada socio ya sea (i) via telefax con acuse de recibo por la misma via, o (ii) entregada por servicio de mensajeria con acuse de recibo, en ambos casos con cuando menos cinco (5) dias de anticipacion a la celebracion de la asamblea. En el Libro de Registro de Socios y Partes Sociales se registrara el numero de telefax y el domicilio que cada socio senale para recibir convocatorias a asambleas. Los mismos requisitos seran exigidos para la celebracion de asambleas en segunda o ulterior convocatoria, en la inteligencia siempre de que las convocatorias en segundo o ulterior lugar deberan hacerse despues de la fecha de la asamblea convocada previamente. Si todas las partes sociales con derecho a asistir a una asamblea estuvieren representadas, la asamblea puede llevarse a cabo sin necesidad de convocatoria previa. En las asambleas de socios solo se trataran los asuntos de la orden del dia consignados en la convocatoria respectiva."

"Vigesima Primera: Para que sean validas, las sesiones del Consejo de Gerentes deberan ser convocados por su Presidente o algun Co Presidente, por el Secretario o por cualquier Consejero. La convocatoria para cada sesion debera ser firmada por el Presidente o algun Co Presidente o por el Secretario, y debera ser entregada a cada miembro del Consejo de

Gerentes ya sea (i) via telefax con solicitud de acuse de recibo por la misma via, o (ii) entrega por servicio de mensajeria con solicitud de acuse de recibo, en ambos casos por lo menos con tres (3) dias de anticipacion a la celebracion de la sesion"

"Decima Sexta

Para el caso de que se pretenda adoptar alguna resolucion por parte de los socios que conforme a estos estatutos requiera el voto favorable de los tenedores de partes sociales Serie "N", los tenedores de partes sociales Serie "N" podran (a) celebrar una asamblea especial, o (b) ser convocados y votar en la asamblea general de que se trate. En ambos casos, se requerira de la asistencia y voto favorable de cuando menos el 51% de los tenedores de las partes sociales Serie "N" para la aprobacion de la resolucion correspondiente, ya sea en primera o ulterior convocatorias."

         QUINTA: Se aprueba la cancelacion de los certificados de partes sociales actualmente en circulacion, con el fin de emitir los certificados de partes sociales que reflejen reclasificacion del capital y la transformacion de las partes sociales en los terminos acordados en la presente asamblea. El intercambio de certificados de partes sociales se podra llevar a acabo a partir de la fecha de la presente, en el entendido de que de conformidad con la Clausula Octava de los Estatutos Sociales, los certificados de partes sociales deberan ir firmados por dos miembros del Consejo de Gerentes y por el Secretario del Consejo de Gerentes.

         II.- Protocolizacion

         La asamblea autorizo a los senores licenciados Carlos R. Valencia Barrera y Carlos Jimenez Barrera para que conjunta o separadamente concurran ante el Notario Publico de su eleccion a protocolizar el acta de la presente asamblea en la parte que estimen conveniente.

         No habiendo otro asunto que tratar, la asamblea se suspendio momentaneamente a fin de que el Secretario pudiera redactar la presente acta. Redactada que fue, el Presidente reanudo la sesion y se dio lectura a la presente acta, la cual fue unanimemente aprobada por los socios. La asamblea se levanto a las 12:00 horas.

/s/ Carlos Jimenez Barrera                       /s/ Carlos R. Valencia Barrera
--------------------------                       ------------------------------
Carlos Jimenez Barrera,                          Carlos R. Valencia Barrera,
Presidente.                                      Secretario.


*El suscrito Secretario del Consejo de Gerentes de la Sociedad, hace constar que en cuanto al socio AT&T Telecom Mexico, Inc., la Sociedad cumplio, el 28 de marzo de 2000, con la obligacion senalada por el Articulo 27 del Codigo Fiscal de la Federacion ante la oficina local de recaudacion fiscal correspondiente al domicilio fiscal de la Sociedad.

                           a 14 de noviembre de 2000.




                           Carlos R. Valencia Barrera,
                       Secretario del Consejo de Gerentes.

                               LISTA DE ASISTENCIA

                          ASAMBLEA GENERAL DE SOCIOS DE
          ALESTRA, S. DE R.L. DE C.V. DE FECHA 14 DE NOVIEMBRE DE 2000



Socio                          Representado por                 Parte Social     Serie      % Participacion
-----                          ----------------                 ------------     -----      ---------------
Onexa, S.A. de C.V.         _____________________                    1F            A              51%
R.F.C. ONE960328JG0         Carlos Jimenez Barrera                   2V            A              51%


AT&T Telecom Mexico, Inc.   _____________________                    1F            B              49%
                            Carlos R. Valencia Barrera               2V            B              49%



     El suscrito, Secretario del Consejo de Gerentes de la Sociedad, certifica que el anterior documento constituye una copia fiel y completa del acta de asamblea de socios de la Sociedad fechada el 14 de noviembre de 2000.

                                Carlos R. Valencia Barrera,
                                Secretario.

On November 14, 2000 at 11:30 a.m. a General Partner's Meeting of Alestra, S. de R.L. de C.V. (the "Company") was held in the domicile of the Company. The totality of the partners, owners of one hundred per cent of the social parts of the Company, were present or represented, as follows:

Partner                            Represented               Social Parts     Series  % of Participation
-------                            -----------               ------------     ------  ------------------
                                   by
                                   --
Onexa, S.A. de C.V.                ___________________              1F        A                51%
Tax. Id. No. ONE960328JG0          Carlos Jimenez Barrera           2V        A                51%

AT&T Telecom.                      ______________________           1F        B                49%
Mexico, Inc.*                      Carlos R. Valencia Barrera       2V        B                49%

         Mr. Carlos Jimenez Barrera was appointed to chair the meeting and Mr. Carlos R. Valencia Barrera, Secretary of the Board of Directors, acted as the Secretary of the Meeting.

         The President and the Secretary, upon review of the Partners' Registry Book, the Partnership's social parts and the proxies presented (copies of which are filed of record with the Secretary of the Company), certified that all the social parts of the company were represented. By virtue of the foregoing, the President declared that the meeting was lawfully convened and could transact business.

         The following matters were unanimously resolved:

     I.- Issuance of Series "N" Social Parts and Amendment to By-laws.

     The President expressed the desire that in order to reclassify 65% of the outstanding capital and, consequently of the Series "A" and "B" common social parts, without par value, which represent the outstanding capital of the Company, to neutral capital represented by Series "N" social parts with limited voting rights, as per the terms of article 113 of the General Business Entities Act. To this effect, the Company obtained the corresponding authorization from the Foreign Investment Bureau in terms of the official communications numbers 514.113.99.21547, 514.113.99.18293 and 514.113.96.19882, dated November 5 1999, October 13, 1999 and September 6, 1996, respectively. A copy of such official communications is attached to these minutes as Exhibit 1. As a consequence of the above, the President requested the adoption of the corresponding resolutions. In the understanding that if such resolutions are adopted, the by-laws of the Company shall be amended in conformity therewith.

Upon sufficient discussion and in furtherance of that agreed to in the Amendment to the Second Amended and Restated Joint Venture Agreement of even date herewith, the following resolutions were unanimously adopted:

                                   RESOLUTIONS

FIRST: It is resolved to reclassify the 65% of the social capital as neutral capital, in both the fixed part as well as the variable part of the social capital, currently represented by Series "A" and "B", both classified as common and without par value, so that 65% of said capital be represented by Series "N" social parts with limited voting rights in terms of article 113 of the General Business Entities Act.

SECOND: As a consequence of the foregoing, it is resolved, that the new capital structure of the Company shall be distributed as follows:

-----------------------------------------------------------------------------------------------------------
               ONEXA                                              AT&T TELECOM MEXICO, INC.
-----------------------------------------------------------------------------------------------------------
SERIES          %         CONTRIBUTION                    %          CONTRIBUTION              TOTAL
-----------------------------------------------------------------------------------------------------------
 "A"          17.85%     $  958,792,097.20               --                             $  958,792,097.20
-----------------------------------------------------------------------------------------------------------
 "B"           --                                       17.15%     $  921,192,407.11    $  921,192,407.11
-----------------------------------------------------------------------------------------------------------
 "N"          33.15%     $1,780,613,894.78              31.85%     $1,710,785,898.91    $3,491,399,793.69
-----------------------------------------------------------------------------------------------------------
 TOTAL:       51.00%     $2,739,405,991.98              49.00%     $2,631,978,306.02    $5,371,384,298.00
-----------------------------------------------------------------------------------------------------------

THIRD: As a consequence of the above, it is resolved that Clause SIXTH of the by-laws, be amended to read as follows:

"Sixth.- The variable capital shall be divided in the following classes, series and social parts:

I.- The social capital shall be represented in the following classes:

         1.- Common: with full economic and voting rights at all the partners' meetings, as per the terms of these by-laws, granting to its holders one vote for each 0.1% of capital contribution to the capital of the Company classified as common; and

         2.- With limited voting rights: with full economic rights but with limited voting rights, in terms of article 113 of the General Business Entities Act, granting to its holders one vote for each 0.1% of capital contribution to the capital of the Company classified as with limited voting rights. The capital with limited voting rights may be, totally or partially "neutral investment" in terms of the legal provisions and applicable regulations on foreign investment matters, as long as the authorization provided for in the Foreign Investment Law has been previously obtained, in which case this class of social parts will not be computed to determine the percentage of foreign investment in the capital of the Company.

II.- Within each class, the capital shall be represented by the following series:

         1.- Series "A", which shall represent at all times at least 51% (fifty one percent) of the common capital with full economic and voting rights. The Series "A" capital may only be subscribed and acquired by Mexican investors in terms of the applicable legal provisions and regulations on foreign investment and telecommunication matters, if such investors fulfill the corresponding requirements provided for in these by-laws to be considered as such. The Series "A" capital shall be represented by Series "A" Social Parts. The Series "A" Social Parts may not include at any time capital without voting rights described in
         Section I, paragraph 2.

         2.- Series "B", which shall not represent at any time more than 49% (forty nine percent) of the common capital, with full economic and voting rights. The Series "B" capital may be subscribed and acquired freely by Mexican and foreign investors alike pursuant to the applicable legal provisions and regulations on foreign investment and telecommunications matters, if such investors fulfill the corresponding requirements provided for in these by-laws to be considered as such. The Series "B" capital, shall be represented by Series "B" Social Parts. The Series "B" Social Parts may not include at any time capital without voting rights described in Section I, paragraph 2

         3.- Series "N", which may represent at any time up to 65% (sixty five percent) of the total capital, and which shall grant to its holders full economic rights with limited voting rights in terms of article 113 of the General Business Entities Act; may be freely subscribed or acquired by Mexican investors and by foreign individuals or entities alike pursuant to the applicable legal provisions and regulations on foreign investment and telecommunications matters if such investors fulfill the corresponding requirements provided for in these by-laws to be considered as such. The social parts of the Series "N" with full economic rights buy with limited voting rights in terms of article 113 of the General Business Entities Act, shall be considered neutral investment in terms of the applicable legal provisions, in the understanding that said Series "N" social parts with limited voting rights will not be computed to determine the amount and percentage of participation of foreign investors in the capital of this Company or of its subsidiaries, in terms of the provisions of the Foreign Investment Law.

III. 1. The social capital shall be represented by three or more nominative, individual, non-par value Social Parts, which may be of different value and which may only be transferred in the events and subject to the requirements specified in these by-laws.

The Social Parts may grant different rights to its holders based on the class and series to which they correspond.

a) The Series "A" Social Parts, shall represent at all times, at least 51% (fifty one percent) of the capital classified as common. The Series "A" Social Parts shall grant to its holders full economic and voting rights.

b) The Series "B" Social Parts shall not represent at any time more than 49% (forty nine percent) of the capital classified as common. The Series "B" Social Parts shall grant to its holders full economic and voting rights.

c) The Series "N" Social Parts may represent up to 65% (sixty five percent) of the social capital. The Series "N" Social Parts shall only grant to its holders full economic rights with limited voting rights in terms of article 113 of the General Business Entities Act.

Pursuant to article 113 of the General Business Entities Act, the Series "N" Social Parts representing the Series "N" capital shall be entitled to vote on the following matters:

a)       Extension of the term of duration of the Company.
b)       Anticipated dissolution of the Company.
c)       Change of the corporate purpose of the Company.
d)       Change of the nationality of the Company.
e)       Transformation of the Company.
f)       Merger with another company.

2.- Onexa, S.A. de C.V. ("Onexa") is the holder of the Series "A" Social Part and of one Series N Social Part. The direct shareholders of 100% (one hundred per cent) of the social capital of Onexa, are Alfa, S.A. de C.V. ("Alfa") and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero BBVA-Bancomer ("Bancomer"), and for effects of these by-laws they shall be called the parent companies of Onexa.

3.- AT&T Telecom Mexico Inc. ("AT&T Mexico") is the holder of the Series "B" Social Part and of one Series N Social Part. The direct shareholder of 100% (one hundred per cent) of the social capital of AT&T Mexico, is AT&T Corp. ("AT&T") who shall be for effects of these by-laws the parent company of AT&T Mexico.

IV. 1.- The variable part of the capital shall be unlimited. The minimum fixed part of the capital rights of withdrawal is $300,000.00, totally subscribed and paid in, represented as follows:

a)       $53,550.00, of the Series "A";
b)       $51,450.00 of the Series "B"; and
c)       $195,000.00 of the Series "N".

2.-. The right of the Partners to separate and request the total or partial withdrawal of their contributions to the variable part of the capital as provided for in Article 220 of the General Business Entities Act, may only be exercised beginning January 1st. 2085. Beginning on such date, the mechanism by means of which the partners may exercise their individual right to withdraw shall require that the corresponding reimbursement be paid based on the lower of the following (in accordance with the corresponding financial statements at the end of the year in which such withdrawal is effective, as previously approved by the partners):

a)       85% of the book value of the social parts; or
b) The value of the social parts equal to two times the corresponding profits of such tax year.

V. Each Partner shall own the Social Parts that each one shall own in terms of
Section III, Subsections 2 and 3 of this section. The Social Parts shall be individual. Each social part shall be nominative and each Partner shall only have one, unless (i) such partner has made contributions to a different series of the capital, in which event each contribution to a different series shall be recorded in a separate social part, or (ii) the Partner has requested from the Company the division of the social part in several social parts".

FOURTH: As a consequence of the above, it is approved to amend the text of Clause THIRTEENTH of the By-laws, the Fist Paragraph of Clause TWENTY FIRST of the By-laws and add a last paragraph of Clause SIXTEENTH of the By-laws, to read as follows:

"THIRTEENTH.- The authority to call a partners' meetings corresponds to:

a) the Board of Directors, in which case the call signed by the Secretary or Assistant Secretary of the Board shall be sufficient;
b)       any member of the Board of Directors;
c)       the Statutory Auditor;
d) the partners that represent at least 26% (twenty six percent) of the capital classified as common, of the Series "A" or "Series "B" of the social capital.

The call for the meetings shall be effected by means of a written notice, signed by the individual making the call, and addressed to each partner by means of (i) fax with acknowledgement of receipt requested by the same means, or (ii) delivered by courier with acknowledgement of receipt requested by the same means; in both cases with at least five days prior notice to the date of the meeting. In the Registry Book of Partners and Social Parts, the number of the fax and domicile of the partners shall be registered. The same requirements shall apply for the call to a partners' meeting by virtue of a second or subsequent calls, in the understanding that such call shall be effected after the designated date for the meeting subject to the prior unattended call. If all the social parts with right to attend the meeting are represented, the meeting may be held without prior call. Shareholders' meetings may only resolve those matters listed in the corresponding call."

"Twenty-First: In order that a Board of Director's meeting be valid, the meeting shall be called by its Chairman or Co Chairman, by the Secretary or by any other member of the Board. The call for each meeting shall be signed by the Chairman or by any of the Co Chairmen or by the Secretary, and shall be delivered to each one of the Members of the Board by (i) fax with acknowledgement of receipt requested by the same way, or (ii) delivered by courier with acknowledgement of receipt requested, in both events with at least three (3) days prior to the date of the meeting"

"SIXTEENTH.

In the event that pursuant to these by-laws the favorable vote of the Series "N" partners is required to pass a resolution, then the Series "N" partner may (a) hold a special partners' meeting, or (b) participate and vote at the corresponding general partners' meeting. In both cases, the attendance and favorable vote of at least 51% of the holders of Series "N" social parts shall be required, whether on a first or subsequent meeting call."

FIFTH: It is hereby resolved to approve the cancellation of the outstanding social parts certificates, in order that the new social parts certificates reflect the reclassification of the capital and social parts approved pursuant to these minutes. The exchange of the outstanding Social Parts certificates may be effected beginning on this date, in the understanding that pursuant to Clause Eighth of the By-laws the Social Parts certificates must be signed by any two members of the Board of Directors and the Secretary of the Board of Directors.

II. Notarization.

Messrs. Carlos Jimenez Barrera and Carlos R. Valencia Barrera are hereby appointed as delegates in order to appear before the Notary Public of their choice to notarize the resolutions adopted by this Meeting in the part they deem convenient.

There being no further matter to transact, the meeting was temporarily suspended to permit the preparation of these minutes by the Secretary. Once prepared the President reconvened the meeting, and read these minutes, which were unanimously approved by the partners of the Company. The meeting was adjourned at 12:00 hrs.





/s/ Mr. Carlos Jiminez Barrera              /s/ Mr. Carlos R. Valencia Barrera
------------------------------------        ------------------------------------
Mr. Carlos Jimenez Barrera,                 Mr. Carlos R. Valencia Barrera,
PRESIDENT.                                  SECRETARY.






*The undersigned Secretary of the Board of Directors of the Company, hereby certifies that with respect to the partner AT&T Telecom Mexico Inc., the Company fulfilled, on March 28, 2000 with the obligation provided for in Article 27 of the Tax Code of the Federation before the local tax office that corresponds to the domicile of the Company.

                               November 14, 2000.

                           Carlos R. Valencia Barrera,
                             Secretary of the Board.

                                 ATTENDANCE LIST

           GENERAL PARTNER'S MEETING OF ALESTRA, S. DE R.L. DE C.V. OF
                               NOVEMBER 14, 2000.


Partner                       Represented               Social Parts     Series    % of Participation
-------                       -----------               ------------     ------    ------------------
                              by
                              --
Onexa, S.A. de C.V.           ___________________                1F       A                51%
Tax. Id. No. ONE960328JG0     Carlos Jimenez Barrera             2V       A                51%

AT&T Telecom.                 ______________________             1F       B                49%
Mexico, Inc.                  Carlos R. Valencia Barrera         2V       B                49%







The undersigned, Secretary of the Board of Alestra, S. de R.L. de C.V. (the "Company"), hereby certifies that the above document is a true and complete copy of the resolutions adopted by the partners of the Company on November 14, 2000.




                                   Carlos R. Valencia Barrera
                                   Secretary.





Alestra. Asamblea serie N (ing) 14nov00